Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Shreya Acquisition Group (the “Company”) for the fiscal year ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Anuj Goyal, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 13, 2026	/s/ Anuj Goyal
Anuj Goyal
Chief Executive Officer
(Principal Executive Officer)